                        SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC  20549

                                 ----------------

                                    FORM 8-K


                            CURRENT REPORT PURSUANT TO
                            SECTION 13 OR 15(d) OF THE
                          SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported):  December 31, 1998


                               Grand Casinos, Inc.
                          ----------------------------
                          (Exact Name of Registrant as
                              Specified in Charter)



        Minnesota                  0-19565                   41-1689535
     ----------------            ------------              --------------
     (State or Other             (Commission                (IRS Employer
     Jurisdiction of                File                    Identification
      Incorporation)               Number)                       No.)


                             130 Cheshire Lane
                        Minnetonka, Minnesota 55305
                        ---------------------------
                            (Address of Principal
                              Executive Offices)


                              (612) 449-9092
                       ----------------------------
                         (Registrant's telephone
                       number, including area code)


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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

     On December 31, 1998, Park Place Entertainment Corporation ("Park Place") acquired the Registrant by means of a merger (the "Merger"). At the time of the Merger, the Registrant's assets consisted of the Registrant's gaming operations located in the State of Mississippi. Immediately prior to the Merger, the Registrant separated its Mississippi gaming business from its non-Mississippi business (comprised primarily of the management of Indian-owned casinos and certain other assets and liabilities), through the distribution of all of the common stock of Lakes Gaming, Inc. to the shareholders of the Registrant (the "Lakes Distribution"). Following the Lakes Distribution, a wholly owned subsidiary of Park Place merged with and into the Registrant, with the Registrant surviving the Merger and becoming a wholly-owned subsidiary of Park Place. Shareholders of the Registrant received one share of common stock of the Registrant, plus the associated stockholders' rights, in exchange for each share of Registrant's common stock in the Merger.

     A copy of Park Place's press release dated December 31, 1998 is attached hereto as Exhibit 99.1 and incorporated by reference herein.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

99.1 Press Release of Park Place Entertainment Corporation dated December 31, 1998.


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          Pursuant to the requirements of the Securities Exchange Act of
1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              GRAND CASINOS, INC.

Dated: January 14, 1999         By: /s/ Scott A. LaPorta
                                   -------------------------------------------
                                   Name:  Scott A. LaPorta
                                   Title: Executive Vice President
                                          and Chief Financial Officer


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